Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On October 16, 2006, Natus Medical Incorporated (the “Company”) entered into a Stock Purchase Agreement (the “Agreement”) with Jay A. Jones and Mary J. Jones, sole stockholders (the “Stockholders”) of Olympic Medical Corporation, a Washington state Corporation (“Olympic”), pursuant to which the Company purchased from the Stockholders all of the outstanding shares of capital stock of Olympic (the “Stock Purchase”). The purchase price for the acquisition consisted of a cash payment of approximately $16.6 million made at the closing for all outstanding shares of Olympic, and approximately $2.7 million of payments to Olympic employees concurrent with the acquisition. $1.5 million of the purchase price was placed in escrow as security for the Stockholders’ representations and warranties. The Agreement also provides for the payment of additional purchase consideration dependent upon sales results of a product in the final stage of the Food and Drug Administration’s approval process. If paid, the additional purchase consideration will be recorded as goodwill.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2006, and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2005 and the nine months ended September 30, 2006, are based on the historical financial statements of Natus and Olympic after giving effect to Natus’ acquisition of Olympic using the purchase method of accounting and applying the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined balance sheet combines the historical condensed consolidated balance sheet of Natus as of September 30, 2006 as filed with the Securities and Exchange Commission (“SEC”) on Form 10-Q, with the historical condensed consolidated balance sheet of Olympic as of September 30, 2006, giving effect to the acquisition as if it had occurred on September 30, 2006. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2005 and the nine months ended September 30, 2006 combines the historical consolidated statement of operations of Natus for the year ended December 31, 2005, as filed with the SEC in its annual report on Form 10-K, and for the nine months ended September 30, 2006, as filed with the SEC in its quarterly report on Form 10-Q, with the historical statement of operations of Olympic for the year ended December 31, 2005, and the nine months ended September 30, 2006, giving effect to the acquisition as though it had occurred at the beginning of the periods presented.

The acquisition has been accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations. Under the purchase method of accounting, the total estimated purchase price, calculated as described in Note 1 to these unaudited pro forma condensed combined financial statements, is allocated to the net tangible and intangible assets of Olympic acquired in connection with the acquisition, based on their estimated fair values. Management has made a preliminary allocation of the estimated purchase price to the tangible and intangible assets acquired and liabilities assumed based on various preliminary estimates. The allocation of the estimated purchase price is preliminary pending finalization of various estimates and valuation analyses.

The unaudited pro forma condensed combined financial statements have been prepared by management for illustrative purposes only and are not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had Natus and Olympic been a combined company during the specified periods. The pro forma adjustments are based on the preliminary information available at the time of the preparation of this document. The unaudited pro forma condensed combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with the historical consolidated financial statements of Natus included in its annual report on Form 10-K for the year ended December 31, 2005, and in its quarterly report on Form 10-Q for the nine months ended September 30, 2006. In addition, the unaudited pro forma condensed combined financial statements, including the notes thereto, are based on the historical financial statements of Olympic for the year ended December 31, 2005 and for the nine months ended September 30, 2006, which are included in Exhibits 99.1 and 99.2, respectively, to this current report on Form 8-K.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2006

(IN THOUSANDS)

	Historical		Pro Forma Adjustments		Pro Forma Combined
	Natus	Olympic
ASSETS
Current assets:
Cash and equivalents	$37,155	$1,450	$(19,250	) a	$19,355
Accounts receivable, net	16,107	1,279	—		17,386
Inventories	8,912	3,218	—		12,130
Deferred income taxes	562	—	—		562
Prepaid expenses and other current assets	1,402	187	(220	) a	1,369

Total current assets	64,138	6,134	(19,470)		50,802
Property and equipment, net	7,510	486	—		7,996
Intangible assets	30,131	—	8,200 b		38,331
Deferred income taxes	410	—	—		410
Goodwill	22,372	—	1,842 c		24,214
Other assets	871	—	—		871

Total assets	$125,432	$6,620	$(9,428)		$122,624

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,228	$426	$—		$5,654
Accrued liabilities	11,985	666	2,694	a	15,345
Current portion of note payable	7,125		—		7,125
Deferred revenues	1,810	—	—		1,810

Total liabilities	26,148	1,092	2,694		29,934

Stockholders’ equity:
Common stock	131,720	25	(25	) e	131,720
Additional paid-in capital	—	—	—		—
Accumulated deficit/retained earnings	(32,189)	5,503	(5,503	) e	(38,783)
	—	—	(3,900	) d
Accumulated other comprehensive income	(247)	—	(2,694	) a	(247)

Total stockholders’ equity	99,284	5,528	(12,122)		92,690

Total liabilities and stockholders’ equity	$125,432	$6,620	$(9,428)		$122,624

The accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

are an integral part of these financial statements.

Memo:

a       To record the purchase cost, including concurrent payment to employees. See Note 1.

b       To record the fair value of Olympic’s identifiable intangible assets. See Note 1

c       To record goodwill

d       To record the effect of the write off of in-process research and development. See Note 1

e       To eliminate Olympic’s equity

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2005

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Historical		Pro Forma Adjustments	Pro Forma Combined
	Natus	Olympic
Revenue	$43,045	$16,917	$—	$59,962
Cost of revenue	16,092	8,454	360 f	24,906

Gross profit	26,953	8,463	(360)	35,056

Operating expenses:
Marketing and selling	11,396	3,526	100 f	15,022
Research and development	4,318	2,195	60 f	6,573
General and administrative	5,806	2,131	—	7,937

Total operating expense	21,520	7,852	160	29,532

Income from operations	5,433	611	(520)	5,524
Other income and expense, net	1,228	127	—	1,355

Income before provision for income tax	6,661	738	(520)	6,879
Provision for income tax	509	—	14 g	523

Net income	$6,152	$738	$(534)	$6,356

Earnings per share:
Basic	$0.35			$0.36
Diluted	$0.33			$0.34

Weighted average shares used in the calculation of net income per share:
Basic	17,429			17,429
Diluted	18,693			18,693

The accompanying Notes to Unaudited Pro Forma Condensed Combined Financial

Statements are an integral part of these financial statements.

Memo:

f To amortize acquired identified intangible assets. g To adjust the tax provision to reflect the effect of the pro forma adjustments and Olympic income before tax.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Historical		Pro Forma Adjustments	Pro Forma Combined
	Natus	Olympic
Revenue	$61,156	$12,989	$—	$74,145
Cost of revenue	22,809	6,189	270 h	29,268

Gross profit	38,347	6,800	(270)	44,877

Operating expenses:
Marketing and selling	14,965	2,653	75 h	17,693
Research and development	7,387	1,519	45 h	8,951
General and administrative	7,928	1,544		9,472
Acquired in-process research and development	5,900	—	—	5,900

Total operating expense	36,180	5,716	120	42,016

Income from operations	2,167	1,084	(390)	2,861
Other income and expense, net	16	119	—	135

Income before provision for income tax	2,183	1,203	(390)	2,996
Provision for income tax	3,622	—	363 i	3,985

Net income (loss)	$(1,439)	$1,203	$(753)	$(989)

Earnings (loss) per share:
Basic	$(0.08)			$(0.05)
Diluted	$(0.08)			$(0.05)

Weighted average shares used in the calculation of net income per share:
Basic	18,949			18,949
Diluted	18,949			18,949

The accompanying Notes to Unaudited Pro Forma Condensed Combined Financial

Statements are an integral part of these financial statements.

Memo:

h To amortize acquired identified intangible assets. i To adjust the tax provision to reflect the effect of the pro forma adjustments and Olympic income before tax.

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

1 - Basis of Presentation

On October 16, 2006, Natus completed its acquisition of Olympic whereby Olympic became a wholly owned subsidiary of Natus in a transaction accounted for using the purchase method. The preliminary estimated total purchase price of the acquisition is as follows (in thousands):

Cash paid	$19,250
Direct transaction costs	300

Total preliminary estimated purchase cost	$19,550

The Agreement also provides for the payment of additional purchase consideration dependent upon sales results of a product in the final stage of the Food and Drug Administration’s approval process. Because payment of the additional purchase consideration is not determinable beyond a reasonable doubt, the additional purchase consideration has not been recorded as an obligation as of the purchase date. If paid, the additional purchase consideration will be recorded as goodwill.

$1.5 million of the purchase price was placed in escrow as security for the Stockholders’ representations and warranties.

Under the purchase method of accounting, the total estimated purchase price as shown in the table above is allocated to the net tangible and intangible assets of Olympic based on their estimated fair values as of October 16, 2006. Management has allocated the preliminary estimated purchase price based on preliminary estimates based on various factors as described in the introduction to these unaudited pro forma condensed combined financial statements. The allocation of the purchase price is preliminary, pending the completion of various analyses and the finalization of estimates. The allocation of the preliminary purchase price, and estimated useful lives and first year amortization on an annualized basis associated with the amortizable identifiable intangible assets, is as follows (in thousands):

	Amount	Annualized First Year Amortization	Estimated Useful Life
Net tangible assets	$5,528	$—
Identifiable intangible assets:
Core technology	900	60	15 years
Developed technology	3,600	360	10 years
Trademarks and tradenames	3,000	—	Indefinite
Customer-related intangible	700	100	7 years

Total identifiable intangible assets	8,200	520
Backlog	80	—	3 months
Acquired in-process research and development	3,900	—	n/a
Goodwill	1,842	—	n/a

Total	$19,550	$520

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

Net tangible assets - A preliminary estimate of $5.6 million has been allocated to net tangible assets. The Company has not completed its analysis of the fair market value of other tangible assets acquired and any adjustment to the fair market value will be offset by a corresponding adjustment to goodwill.

Identifiable intangible assets - Acquired identifiable intangible assets include core technology, developed technology, and tradenames. Core technology represents a combination of Olympic processes, patents, and trade secrets developed through years of experience in design and development of their products, which will be amortized on a straight-line basis over a period of 15 years. Developed technology relates to Olympic’s products across all of their product lines that are currently marketed to their customers, which will be amortized on a straight-line basis over a period of 10 years. Tradenames relates to the Olympic tradename and the tradenames of specific product lines; they have an indefinite life and will not be amortized.

Customer-related intangibles - A preliminary estimate of $700,000 has been allocated to customer-related intangibles, representing the value of the business attributable to repeat business from customers of the Company at the time of the acquisition. The customer-related intangible will be amortized on a straight-line basis over a period of seven years.

In-process research and development - A preliminary estimate of $3.9 million has been allocated to in-process research and development and will be charged to expense as of the date of the acquisition. Due to its non-recurring nature, the in-process research and development expense has been excluded from the unaudited pro forma condensed combined statements of operations.

Olympic is currently developing new products that qualify as in-process research and development. Projects that qualify as in-process research and development represent those that have not yet reached technological feasibility. Technological feasibility is defined as being equivalent to completion of a beta-phase working prototype in which there is no remaining risk relating to the development. The Company believes there is a risk that these development efforts and enhancements will not achieve technological feasibility, or if they do, may not be competitive with other products using alternative technologies that offer comparable functionality.

The value assigned to in-process research and development was determined by considering the importance of each project to the overall development plan, estimating costs to develop the purchased in-process research and development into commercially viable products, estimating the resulting net cash flows from the projects when completed, and discounting the net cash flows to their present value. The revenue estimates used to value the purchased in-process research and development were based on estimates of relevant market sizes and growth factors, expected trends in technology, and the nature and expected timing of new product introductions by Olympic and its competitors.

The estimates used in valuing in-process research and development were based upon assumptions believed to be reasonable but which are inherently uncertain and unpredictable. Assumptions may be incomplete or inaccurate, and unanticipated events and circumstances may occur. Accordingly, actual results may vary from these estimates.

Payments to employees - Concurrent with the acquisition, Olympic made payments totaling $2.7 million to employees of Olympic. These payments have been charged to expense as of the date of the acquisition. Due to the non-recurring nature of these payments, the payments to employees have been excluded from the unaudited pro forma condensed combined statements of operations.

Goodwill - Approximately $1.8 million has been allocated to goodwill. Goodwill represents the excess of the purchase price over the fair value of the underlying net tangible and intangible assets. The Company expects that all of the goodwill will be deductible for federal and state corporate tax purposes. In accordance with SFAS No. 142, Goodwill and Other Intangible Assets, goodwill will not be amortized but instead will be tested for impairment at least annually (more frequently if certain indicators are present). In the event that management of the Company determines that the value of goodwill has become impaired, the Company will incur an accounting charge for the amount of impairment during the fiscal quarter in which the determination is made.

2 - Pro Forma Adjustments

Pro forma adjustments are described on the face of the respective financial statements.

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

Pro forma adjustments are necessary to reflect the estimated purchase price, the estimated value of acquired identified intangible assets, goodwill, the amortization expense related to the estimated amortizable intangible assets and the income tax effect related to the pro forma adjustments based on statutory rates in effect in the United States.

There were no proforma adjustments related to the change in the method of depreciation of fixed assets from the double declining balance method to the straightline method to correspond with the Company’s accounting policy for depreciation. This adjustment is not expected to have a material impact on the Company’s financial position, results of operations, or cash flows.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had Natus and Olympic filed consolidated income tax returns during the periods presented. The effective tax rate used for the proforma adjustments is the effective tax rate for Natus standalone for the twelve months ended December 31, 2005 and nine months ended September 30, 2006. The tax adjustments include the tax effect of the results of operations of Olympic as well as the proforma adjustments.

There were no intercompany balances or transactions between Natus and Olympic as of the dates and for the periods of these pro forma condensed combined financial statements.

3 - Pro Forma Net Income Per Share

The Company computes net income per share in accordance with SFAS No. 128, Earnings per Share. Basic net income per share is based upon the weighted average number of common shares outstanding during the year ended December 31, 2005 and for the nine months ended September 30, 2006. Diluted net income per share is based upon the weighted average number of common shares outstanding and dilutive common stock equivalents outstanding during the same period. Common stock equivalents are shares underlying options under the Company’s stock option plans and are calculated using the treasury stock method.